Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE
NEWPARK RESOURCES REPORTS THIRD QUARTER 2021 RESULTS

THE WOODLANDS, TX – November 2, 2021 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced results for its third quarter ended September 30, 2021. Total revenues for the third quarter of 2021 were $151.8 million compared to $142.2 million for the second quarter of 2021 and $96.4 million for the third quarter of 2020. Net loss for the third quarter of 2021 was $10.5 million, or ($0.11) per share, compared to a net loss of $6.0 million, or ($0.07) per share, for the second quarter of 2021, and a net loss of $23.9 million, or ($0.26) per share, for the third quarter of 2020.
Third quarter 2021 operating results include the impact of $4.0 million of pre-tax charges, all in the Fluids Systems segment ($0.04 per share after-tax), primarily related to self-insured costs associated with Hurricane Ida and restructuring related costs.
Paul Howes, Newpark’s Chief Executive Officer, stated, “Although we faced some continued market challenges during the third quarter, including the impact of Hurricane Ida and the lingering COVID-related impact on our international operations, we are encouraged by the improving market dynamics in the oil and gas sector and remain focused on our ongoing efforts to scale our U.S. Fluids Systems business. Consolidated revenues improved 7% sequentially to $152 million, benefitting from continued strength in Site and Access Solutions product sales along with an 11% improvement in Fluids Systems revenues.
“Our Industrial Solutions business performance continues to demonstrate the value of our diversification efforts, as we expand our presence in the power transmission and other industrial end-markets. While the third quarter was impacted by the typical seasonal slowdown in T&D rental project activity, this seasonal lull was largely offset by a $4 million increase in site access product sales, reflecting the benefit of our expanding customer base within the utility sector. With the modestly lower revenue and shift in revenue mix, our Industrial Solutions operating margin declined to 18% in the third quarter.”
Howes continued, “In the Fluids Systems segment, revenues improved 11% sequentially, primarily driven by strength in Canada and other international markets. North America revenues improved by 14% sequentially to $71 million, substantially all driven by the Canadian market. U.S. revenues remained in-line with prior quarter, with modest improvement in land activity offset by a $2 million weather-driven decline in the Gulf of Mexico. International revenues improved 6% sequentially to $37 million in the third quarter, with our expansion in Asia Pacific being the primary driver of the improvement. Benefitting from the revenue improvement and our ongoing actions to reshape the U.S. business for a structurally smaller market, the Fluids Systems segment made meaningful progress towards a return to positive cash flow generation, however, this improvement was offset by $4.0 million of third quarter charges associated with Hurricane Ida and restructuring efforts.

“With the improvement in revenues and timing of customer activities within the quarter, we used $14 million of cash in the third quarter to fund a net working capital increase. The majority of the working capital increase reflects an increase in international receivable DSO’s, which we expect will normalize going forward,” added Howes. “We also made $6 million of net capital investments in the third quarter, substantially all to expand our mat rental fleet in support of our pipeline of fourth quarter power transmission rental projects.”
Segment Results
The Fluids Systems segment generated revenues of $108.0 million for the third quarter of 2021 compared to $97.1 million for the second quarter of 2021 and $67.7 million for the third quarter of 2020. Segment operating loss was $6.6 million for the third quarter of 2021 compared to an operating loss of $6.5 million for the second quarter of 2021 and an operating loss of $19.0 million for the third quarter of 2020. Operating loss for the third quarter of 2021 includes $4.0 million of charges primarily related to self-insured costs associated with Hurricane Ida damage to our Fourchon, Louisiana Fluids Systems operating base, facility exit, and severance costs. Operating loss for the second quarter of 2021 included $0.6 million of charges related to severance costs. Operating loss for the third quarter of 2020 included $4.5 million of charges primarily related to the impairment of certain fixed assets and other non-cash charges.
The Industrial Solutions segment generated revenues of $43.8 million for the third quarter of 2021 compared to $45.2 million for the second quarter of 2021 and $28.7 million for the third quarter of 2020. Segment operating income was $8.1 million for the third quarter of 2021 compared to operating income of $10.1 million for the second quarter of 2021 and operating loss of $0.1 million for the third quarter of 2020. Operating income for the second quarter of 2021 included a $1.0 million gain related to a legal settlement.

Conference Call
Newpark has scheduled a conference call to discuss third quarter of 2021 results and its near-term operational outlook, which will be broadcast live over the Internet, on Wednesday, November 3, 2021 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 412-902-0030 and ask for the Newpark Resources call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through November 17, 2021 and may be accessed by dialing 201-612-7415 and using pass code 13723847#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
Newpark Resources, Inc. is a geographically diversified supplier providing products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Reports on Form 10-Q as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the COVID-19 pandemic; the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our contracts that can be terminated or downsized by our customers without penalty; our product offering expansion; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; the availability of raw materials; business acquisitions and capital investments; our market competition; technological developments and intellectual property in our industry; severe weather, natural disasters, and seasonality; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; our legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity breaches or business system disruptions; our ability to maintain compliance with the New York Stock Exchange’s continued listing requirements; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues	$151,797	$142,249	$96,424	$435,218	$362,920
Cost of revenues	132,273	124,106	99,301	376,370	357,675
Selling, general and administrative expenses	23,864	22,980	20,597	67,755	66,230
Other operating (income) loss, net	1,723	(1,590)	(820)	(141)	(1,906)
Impairments	—	—	3,038	—	3,038
Operating loss	(6,063)	(3,247)	(25,692)	(8,766)	(62,117)

Foreign currency exchange (gain) loss	25	224	580	(83)	3,343
Interest expense, net	2,176	2,164	2,411	6,748	8,524
(Gain) loss on extinguishment of debt	210	—	—	1,000	(419)
Loss before income taxes	(8,474)	(5,635)	(28,683)	(16,431)	(73,565)

Provision (benefit) for income taxes	2,011	363	(4,813)	5,414	(11,303)
Net loss	$(10,485)	$(5,998)	$(23,870)	$(21,845)	$(62,262)

Calculation of EPS:
Net loss - basic and diluted	$(10,485)	$(5,998)	$(23,870)	$(21,845)	$(62,262)

Weighted average common shares outstanding - basic	91,932	91,145	90,535	91,264	90,056
Dilutive effect of stock options and restricted stock awards	—	—	—	—	—
Dilutive effect of Convertible Notes	—	—	—	—	—
Weighted average common shares outstanding - diluted	91,932	91,145	90,535	91,264	90,056

Net loss per common share - basic:	$(0.11)	$(0.07)	$(0.26)	$(0.24)	$(0.69)
Net loss per common share - diluted:	$(0.11)	$(0.07)	$(0.26)	$(0.24)	$(0.69)

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues
Fluids Systems	$107,955	$97,093	$67,711	$292,897	$275,178
Industrial Solutions	43,842	45,156	28,713	142,321	87,742
Total revenues	$151,797	$142,249	$96,424	$435,218	$362,920

Operating income (loss)
Fluids Systems (1)	$(6,646)	$(6,531)	$(18,957)	$(19,944)	$(46,284)
Industrial Solutions (2)	8,103	10,143	(139)	31,376	3,928
Corporate office	(7,520)	(6,859)	(6,596)	(20,198)	(19,761)
Total operating loss	$(6,063)	$(3,247)	$(25,692)	$(8,766)	$(62,117)

Segment operating margin
Fluids Systems	(6.2)%	(6.7)%	(28.0)%	(6.8)%	(16.8)%
Industrial Solutions	18.5%	22.5%	(0.5)%	22.0%	4.5%
(1)Fluids Systems operating loss for the three months ended September 30, 2021 includes $4.0 million of charges primarily related to self-insured costs associated with Hurricane Ida damage to our Fourchon, Louisiana Fluids Systems operating base, facility exit, and severance costs. Fluids Systems operating loss for the three months ended June 30, 2021 included $0.6 million of charges related to severance costs. Fluids Systems operating loss for the three months ended September 30, 2020 included $4.5 million of charges primarily related to the impairment of certain fixed assets and other non-cash charges. Fluids Systems operating loss for the nine months ended September 30, 2021 includes $4.6 million of charges primarily related to self-insured costs associated with Hurricane Ida damage to our Fourchon, Louisiana Fluids Systems operating base, facility exit, and severance costs. Fluids Systems operating loss for the nine months ended September 30, 2020 included $17.4 million of charges primarily related to inventory write-downs, severance costs, fixed asset impairments, and facility exit costs.
(2)Industrial Solutions operating income for the three months ended June 30, 2021 and nine months ended September 30, 2021 included a $1.0 million gain related to a legal settlement.

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$31,242	$24,197
Receivables, net	163,309	141,045
Inventories	148,194	147,857
Prepaid expenses and other current assets	17,124	15,081
Total current assets	359,869	328,180

Property, plant and equipment, net	262,856	277,696
Operating lease assets	27,352	30,969
Goodwill	42,393	42,444
Other intangible assets, net	22,511	25,428
Deferred tax assets	3,864	1,706
Other assets	2,267	2,769
Total assets	$721,112	$709,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$21,875	$67,472
Accounts payable	73,567	49,252
Accrued liabilities	40,736	36,934
Total current liabilities	136,178	153,658

Long-term debt, less current portion	71,869	19,690
Noncurrent operating lease liabilities	22,505	25,068
Deferred tax liabilities	15,102	13,368
Other noncurrent liabilities	9,745	9,376
Total liabilities	255,399	221,160

Common stock, $0.01 par value (200,000,000 shares authorized and 109,233,315 and 107,587,786 shares issued, respectively)	1,092	1,076
Paid-in capital	632,569	627,031
Accumulated other comprehensive loss	(59,486)	(54,172)
Retained earnings	28,026	50,937
Treasury stock, at cost (16,976,680 and 16,781,150 shares, respectively)	(136,488)	(136,840)
Total stockholders’ equity	465,713	488,032
Total liabilities and stockholders’ equity	$721,112	$709,192

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(21,845)	$(62,262)
Adjustments to reconcile net loss to net cash provided by operations:
Impairments and other non-cash charges	—	13,024
Depreciation and amortization	32,009	34,186
Stock-based compensation expense	5,721	4,869
Provision for deferred income taxes	282	(19,023)
Credit loss expense	426	1,304
Gain on sale of assets	(6,863)	(2,916)
Gain on insurance recovery	(849)	—
(Gain) loss on extinguishment of debt	1,000	(419)
Amortization of original issue discount and debt issuance costs	3,062	3,962
Change in assets and liabilities:
(Increase) decrease in receivables	(26,382)	77,004
(Increase) decrease in inventories	(2,536)	26,566
Increase in other assets	(2,535)	(2,912)
Increase (decrease) in accounts payable	25,292	(34,606)
Increase in accrued liabilities and other	6,888	1,516
Net cash provided by operating activities	13,670	40,293

Cash flows from investing activities:
Capital expenditures	(19,103)	(14,609)
Proceeds from sale of property, plant and equipment	11,730	10,497
Proceeds from insurance property claim	85	—
Net cash used in investing activities	(7,288)	(4,112)

Cash flows from financing activities:
Borrowings on lines of credit	166,012	147,987
Payments on lines of credit	(150,132)	(180,440)
Purchases of Convertible Notes	(28,137)	(29,124)
Proceeds from term loan	8,258	—
Proceeds from financing obligation	8,004	—
Debt issuance costs	(295)	—
Purchases of treasury stock	(1,435)	(332)
Other financing activities	(458)	1,029
Net cash provided by (used in) financing activities	1,817	(60,880)

Effect of exchange rate changes on cash	(1,349)	(1,810)

Net increase (decrease) in cash, cash equivalents, and restricted cash	6,850	(26,509)
Cash, cash equivalents, and restricted cash at beginning of period	30,348	56,863
Cash, cash equivalents, and restricted cash at end of period	$37,198	$30,354

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)

To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Free Cash Flow, Net Debt, and the Ratio of Net Debt to Capital.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
EBITDA and EBITDA Margin
The following tables reconcile the Company’s net income (loss) or segment operating income (loss) calculated in accordance with GAAP to the non-GAAP financial measure of EBITDA:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net loss (GAAP) (1)	$(10,485)	$(5,998)	$(23,870)	$(21,845)	$(62,262)
Interest expense, net	2,176	2,164	2,411	6,748	8,524
Provision (benefit) for income taxes	2,011	363	(4,813)	5,414	(11,303)
Depreciation and amortization	10,516	10,663	11,271	32,009	34,186
EBITDA (non-GAAP) (1)	$4,218	$7,192	$(15,001)	$22,326	$(30,855)
(1)Net loss and EBITDA for the three months ended September 30, 2021 includes $4.0 million of charges primarily related to self-insured costs associated with Hurricane Ida damage to our Fourchon, Louisiana Fluids Systems operating base, facility exit, and severance costs. Net loss and EBITDA for the three months ended June 30, 2021 included a $1.0 million gain related to a legal settlement as well as $0.6 million of charges related to severance costs. Net loss and EBITDA for the three months ended September 30, 2020 included $4.5 million of charges primarily related to the impairment of certain fixed assets and other non-cash charges. Net loss and EBITDA for the nine months ended September 30, 2021 includes $3.6 million of net charges primarily related to self-insured costs associated with Hurricane Ida damage to our Fourchon, Louisiana Fluids Systems operating base, facility exit, and severance costs, partially offset by a gain related to a legal settlement. Net loss and EBITDA for the nine months ended September 30, 2020 included $17.4 million of charges primarily related to inventory write-downs, severance costs, fixed asset impairments, and facility exit costs.

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Fluids Systems	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Operating loss (GAAP) (1)	$(6,646)	$(6,531)	$(18,957)	$(19,944)	$(46,284)
Depreciation and amortization	4,421	4,537	5,227	13,585	15,686
EBITDA (non-GAAP) (1)	(2,225)	(1,994)	(13,730)	(6,359)	(30,598)
Revenues	107,955	97,093	67,711	292,897	275,178
Operating Margin (GAAP)	(6.2)%	(6.7)%	(28.0)%	(6.8)%	(16.8)%
EBITDA Margin (non-GAAP)	(2.1)%	(2.1)%	(20.3)%	(2.2)%	(11.1)%
(1)Operating loss and EBITDA for the three months ended September 30, 2021 includes $4.0 million of charges primarily related to self-insured costs associated with Hurricane Ida damage to our Fourchon, Louisiana Fluids Systems operating base, facility exit, and severance costs. Operating loss and EBITDA for the three months ended June 30, 2021 included $0.6 million of charges related to severance costs. Operating loss and EBITDA for the three months ended September 30, 2020 included $4.5 million of charges primarily related to the impairment of certain fixed assets and other non-cash charges. Operating loss and EBITDA for the nine months ended September 30, 2021 includes $4.6 million of charges primarily related to self-insured costs associated with Hurricane Ida damage to our Fourchon, Louisiana Fluids Systems operating base, facility exit, and severance costs. Operating loss and EBITDA for the nine months ended September 30, 2020 included $17.4 million of charges primarily related to inventory write-downs, severance costs, fixed asset impairments, and facility exit costs.

Industrial Solutions	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Operating income (loss) (GAAP) (1)	$8,103	$10,143	$(139)	$31,376	$3,928
Depreciation and amortization	4,993	5,040	4,916	15,169	15,241
EBITDA (non-GAAP) (1)	13,096	15,183	4,777	46,545	19,169
Revenues	43,842	45,156	28,713	142,321	87,742
Operating Margin (GAAP)	18.5%	22.5%	(0.5)%	22.0%	4.5%
EBITDA Margin (non-GAAP)	29.9%	33.6%	16.6%	32.7%	21.8%
(1)Operating income and EBITDA for the three months ended June 30, 2021 and nine months ended September 30, 2021 included a $1.0 million gain related to a legal settlement.

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Free Cash Flow
The following table reconciles the Company’s net cash provided by (used in) operating activities calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s free cash flow:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net cash provided by (used in) operating activities (GAAP)	$(12,167)	$(1,936)	$15,280	$13,670	$40,293
Capital expenditures	(8,626)	(1,828)	(3,954)	(19,103)	(14,609)
Proceeds from sale of property, plant and equipment	2,522	1,181	2,534	11,730	10,497
Free Cash Flow (non-GAAP)	$(18,271)	$(2,583)	$13,860	$6,297	$36,181

Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of total debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

(In thousands)	September 30, 2021	December 31, 2020
Current debt	$21,875	$67,472
Long-term debt, less current portion	71,869	19,690
Total Debt	93,744	87,162
Total stockholders’ equity	465,713	488,032
Total Capital	$559,457	$575,194

Ratio of Total Debt to Capital	16.8%	15.2%

Total Debt	$93,744	$87,162
Less: cash and cash equivalents	(31,242)	(24,197)
Net Debt	62,502	62,965
Total stockholders’ equity	465,713	488,032
Total Capital, Net of Cash	$528,215	$550,997

Ratio of Net Debt to Capital	11.8%	11.4%
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